EXHIBIT 21

                                SUBSIDIARIES OF
                        OCEANEERING INTERNATIONAL, INC.

                                   Percentage of Ownership  Jurisdiction
                                         by Oceaneering     of
Subsidiary                            International, Inc.   Organization

Eastport International, Inc.                   100%           Delaware
Monocean Oceaneering Engenharia
   Submarina Ltda.                             100%           Brazil
Multiflex, Inc.                                100%           Texas
Multiflex Limited                              100%           Scotland
Multiflex U.K., Inc.                           100%           Texas
Norsk Subsea Cable A/S                          49%           Norway
Ocean Barge Limited Partnership                 75%           Texas
Ocean Systems Do Brasil Servicos
   Subaquaticos Ltda.                          100%           Brazil
Ocean Systems Engineering, Inc.                100%           Texas
Ocean Systems Engineering Limited              100%           England
Oceaneering Arabia Ltd.                         50%           Saudi Arabia
Oceaneering A/S                                100%           Norway
Oceaneering Australia Pty. Limited             100%           Australia
Oceaneering do Brasil Servicos
  Submarinos Ltda.                             100%           Brazil
Oceaneering FSC, Inc.                          100%           Barbados
Oceaneering International AG                   100%           Switzerland
Oceaneering International (Ireland) Limited    100%           Ireland
Oceaneering International (M) Sdn. Bhd.        100%           Malaysia
Oceaneering International (Netherlands) B.V.   100%           Netherlands
Oceaneering International Pte Ltd              100%           Singapore
Oceaneering International, S.A. de C.V.        100%           Mexico
Oceaneering International Services Limited     100%           England
Oceaneering International (Sharjah) Limited    100%           Sharjah
Oceaneering Limited                            100%           Canada
Oceaneering Space Systems, Inc.                100%           Delaware
Oceaneering Survey, Inc.                       100%           Delaware
Oceaneering Technologies, Inc.                 100%           Delaware
Oceaneering Underwater GmbH                    100%           Switzerland
Oceanteam A/S                                   50%           Norway
Oceanteam UK Limited                           100%           Scotland
Oil Industry Engineering, Inc.                 100%           Texas
P. T. Calmarine                                 50%           Indonesia
QAF-Solus Offshore Sdn Bhd                      50%           Brunei
Servicios Marinos Oceaneering Chile Limitada   100%           Chile
Solus Emirates                                  49%           U.A.E.
Solus Ocean Systems, Inc.                      100%           Delaware
Solus Oceaneering (Malaysia) Sdn. Bhd.          49%           Malaysia
Solus Offshore Ltd.                            100%           Cayman Islands
Solus Schall Limited                           100%           England
Solus Schall (Nigeria) Limited                  50%           Nigeria
Specialty Wire and Cable Company, Inc.         100%           Texas
Steadfast Oceaneering, Inc.                    100%           Virginia
Stolt-Comex Seaway Tecnologia Submarina S.A.    20%           Brazil